UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022 (August 5, 2022)

_______________________________________________________
ARCONIC CORPORATION
(Exact name of registrant as specified in its charter)
_______________________________________________________

Delaware	001-39162	84-2745636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 400
Pittsburgh, Pennsylvania	15212-5872
(Address of principal executive offices)	(Zip Code)

(412) 992-2500
(Registrant’s telephone number, including area code)
________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ARNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2022, the Board of Directors (the “Board”) of Arconic Corporation (the “Company”) appointed the following executive officers of the Company (each, an “Executive”), in each case effective as of August 5, 2022:

•Diana B. Perreiah, Executive Vice President, Arconic Rolled Products North America; and
•Robert L. Woodall, Executive Vice President, Arconic Rolled Products International and Extrusions.

Prior to such appointments, each of Ms. Perreiah and Mr. Woodall was a non-executive officer of the Company.

Diana B. Perreiah, 58, has served as President, Building and Construction Systems, since April 2020. From May 2015 to April 2020, she served as President, Building and Construction Systems, North America at Arconic Inc. Ms. Perreiah joined Alcoa in 1986 as a systems analyst and subsequently held a variety of positions with Alcoa and Arconic Inc., including Operations Manager, North American Extrusions, and several positions in corporate, including Global Information Services, and in the internal manufacturing excellence group. She joined the Building and Construction Systems group in 2009 as Vice President, Business Operations, Kawneer North America. Since then, she has held a series of leadership positions within Building and Construction Systems, including Vice President & General Manager, Kawneer North America.

Robert L. Woodall, 55, has served as President, Global Rolled Products Europe and Asia, since April 2020, and assumed responsibility for Extrusions in June 2022. From July 2018 to April 2020, he served as Director of Global Plant Operations for Global Rolled Products at Arconic Inc., and prior to July 2018, he served as Vice President of Operations at Arconic Inc. Mr. Woodall joined Alcoa in 1989 as a mechanical engineer and subsequently held a variety of engineering, maintenance, production, and management positions with Alcoa and Arconic Inc., including Plant Manager, Pt. Henry, Australia; Director of Australian Rolled Products; and Manufacturing Director for Arconic Davenport Works and Satellite locations.

Ms. Perreiah will receive an annual base salary of $530,000, and Mr. Woodall will receive an annual base salary of $500,000, each of which will be effective August 5, 2022. Each Executive will continue to be entitled to participate in the Amended and Restated Arconic Corporation 2020 Annual Cash Incentive Plan (the “Cash Plan”). Ms. Perreiah will be eligible to earn between 0% and 140% of her base salary and Mr. Woodall will be eligible to earn between 0% and 140% of his base salary, in each case based on the achievement of goals related to performance metrics selected by the Compensation and Benefits Committee of the Board (the “Compensation Committee”). For 2022, each Executive’s incentive compensation award under the Cash Plan will be prorated to reflect actual base salary earned during the year and targets applicable to the portions of the fiscal year spent in the prior position and the new position. Each Executive also will continue to be entitled to participate in the Amended and Restated Arconic Corporation 2020 Stock Incentive Plan (the “Stock Plan”) consistent with other executive officers holding positions of equivalent responsibility at the Company. For 2023, Ms. Perreiah will be eligible for a target equity grant of $700,000 and Mr. Woodall will be eligible for a target equity grant of $600,000, in each case comprised of 50% time-based restricted stock units and 50% performance-based restricted stock units. Previously granted awards will continue to vest and be earned in accordance with the vesting periods and metrics established by the Compensation Committee for such awards, the relevant award agreement, and the Stock Plan. In addition, each Executive will be eligible participate in the Arconic Corporation Executive Severance Plan and the Arconic Corporation Change in Control Severance Plan consistent with other executive officers holding positions of equivalent responsibility at the Company.

Each Executive will continue to be eligible to participate in the Company’s 401(k) plan, health plans and other benefit plans, all in accordance with the Company’s customary terms and policies and consistent with all other executive officers.

Neither Ms. Perreiah nor Mr. Woodall has any family relationships with any current director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intends to be a party, in which Ms. Perreiah or Mr. Woodall has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings with any other person pursuant to which Ms. Perreiah or Mr. Woodall was appointed to the positions disclosed herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Exhibit

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC CORPORATION

Date: August 5, 2022	By:	/s/ Daniel G. Fayock
	Name:	Daniel G. Fayock
	Title:	Executive Vice President, Chief Legal Officer and Secretary